SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2002
Date of Report (Date of earliest event reported)

REPUBLIC BANCSHARES, INC.

(Exact Name of registrant as specified in its charter)

Florida (State or other jurisdiction)	0-27652 (Commission File Number)	59-3347653 (IRS Employer identification No,)

111 Second Avenue N.E.
St. Petersburg, FL 33701

(Address of principal executive offices)

Registrant’s telephone number, including area code (727)-823-7300

Item 4 — Changes in Registrant’s Certifying Accountant

     The Board of Directors of Republic Bancshares, Inc. (the “Company”) and its banking subsidiary, Republic Bank, based on the recommendation of the Audit Committee, has appointed Deloitte & Touche, LLP, as its new independent public accountant for 2002, effective June 14, 2002. On April 16, 2002, the Company announced that it would not renew its engagement with Arthur Andersen, LLP, its independent public accountants for 2001.

     During the two most recent fiscal years and the interim period preceding the engagement of Deloitte & Touche, LLP, the Company has not consulted with them regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, where either a written report or oral advice was provided to the Company by Deloitte & Touche, LLP, that they concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue. In addition, the Company has not consulted with Deloitte & Touche, LLP, on any matter that was either the subject of a “disagreement” or “reportable event,” as those terms are used in Item 304 of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REPUBLIC BANCSHARES, INC.

Date: June 14, 2002	By: /s/ William R. Falzone

William R. Falzone Treasurer (principal financial and accounting officer)

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